Exhibit 99.1

Allscripts Adds Technology Industry Executives,

Announces Strong Preliminary Q2 Results

Company Hires Four Top Executives from Leading Technology

Companies, COO to Depart for CEO Role

Second Quarter Bookings Expected to be Approximately $240

Million; Non-GAAP Revenue and EPS Expected to Exceed Consensus Estimates

CHICAGO

July 13, 2011

News Facts

Allscripts (NASDAQ: MDRX) announced today that it has added four senior executives to its leadership team from leading global technology companies, filling key positions in product development, sales, legal and IT.

Executive Additions

Cliff Meltzer, a veteran development leader for Apple, Cisco, IBM and most recently CA Technologies, joined Allscripts as Executive Vice President, Solutions Development, with responsibility for product development company-wide. Mr. Meltzer brings extensive experience integrating technology platforms, most recently as Chief Development Officer of CA Technologies, where he led a 1,400-member development team. At Apple, Mr. Meltzer was responsible for leading the development of platform-dependent software across all Macintosh® products. Mr. Meltzer will be responsible for the Company’s technology development vision, strategy, and product development resources.

Steve Shute, a veteran sales leader, will be joining Allscripts as Executive Vice President, Sales. Mr. Shute has held numerous executive leadership positions at the IBM Corporation, both domestically and internationally, with an emphasis on helping customers utilize technology to solve complex business issues. His most recent role was Vice President of Worldwide Sales for Enterprise Content Management. Mr. Shute has led large sales and marketing organizations, up to 750 people, and delivered billions of dollars in annual sales. He is a well-known expert on sales force execution and delivery.

Jackie Studer joined Allscripts as Senior Vice President and General Counsel. Ms. Studer brings to the position more than 20 years of legal experience, including the last eight years as General Counsel, Healthcare Information Technology, for GE Healthcare IT. Ms. Studer’s extensive legal and corporate management background includes, in addition to GE, leadership roles in entrepreneurial organizations and with The Dow Chemical Company earlier in her career. She will manage the day-to-day legal affairs of Allscripts.

John Guevara, a seasoned leader with extensive success leading mission-critical operations for Microsoft and other top technology companies, joined Allscripts as Chief Information Officer. At Microsoft, Mr. Guevara led the transition from legacy business process and systems to a next-generation ecosystem as General Manager of the Enterprise Services Solution Management application portfolio. Guevara previously was Global CIO at high-tech manufacturer Intermec; CIO for automotive manufacturer Delphi; and Vice President and Group Director of Siemens Business Services (SBS). Mr. Guevara leads IT Services, and oversees the Company’s SAAS and Hosting Operations.

Glen Tullman, Chief Executive Officer of Allscripts, commented, “In the nine months since Allscripts completed the merger with Eclipsys Corporation, we have focused on bringing on board talent that will allow us to build on the success we have enjoyed, manage our new size and scale, and continue to grow. Each of our new executives brings broad experience managing larger organizations and new insights that will allow Allscripts to continue to lead, innovate and realize our vision of a Connected Community of Health. After a thorough search process, we believe the new additions will fit well with the existing organization.”

Allscripts also announced that Eileen McPartland, who has served as Chief Operating Officer, is leaving the Company to become Chief Executive Officer of a private company outside of the healthcare industry, effective July 15, 2011. Mr. Tullman commented, “I want to thank Eileen for her contributions to Allscripts. Eileen has played a significant role in the Company’s growth and development. I’m confident she will continue her successful track record in her new role as CEO.”

With the influx of new talent, Mr. Tullman will add the leaders of the services and support teams as direct reports, which is intended to sharpen Allscripts focus on client delivery and satisfaction and to streamline the organization.

Company Provides Preliminary Second Quarter 2011 Results

For the second quarter of 2011, Allscripts expects bookings of approximately $240 million, representing approximately 13 percent sequential growth compared to $212.4 million as reported in the first quarter of 2011.

In addition, Allscripts expects non-GAAP revenue and earnings per diluted share to slightly exceed current Thomson Reuters First Call consensus estimates. Mr. Tullman commented, “We’re pleased with the combination of robust sales paired with expected strong operating revenues and earnings, all while the Company continues to invest in R & D and gain market share. We look forward to providing more visibility on the strength of the quarter on our upcoming earnings call.”

Earnings Call Details

Allscripts will report its financial results for the three and six months ended June 30, 2011 after the stock market closes on Tuesday, August 2, 2011. Allscripts management will host a conference call and webcast to discuss the Company’s earnings and other information at 4:30 p.m. Eastern Daylight Time on the same day.

The Allscripts earnings announcement will be distributed via PR Newswire immediately after the market closes on August 2. The press release also will be available on the Company’s website at http://investor.allscripts.com.

To listen to the conference call, participants may log onto www.allscripts.com/. Participants are encouraged to log onto the website approximately 15 minutes prior to the start of the conference call to download and install any necessary software. Participants also may access the conference call by dialing (877) 303-0543 (toll free in the U.S.) or (973) 935-8787 (international) and requesting Conference ID #80801406.

A replay of the call will be available two hours after the conclusion of the call, for a period of two weeks, at www.allscripts.com/ or by calling (800) 642-1687 or (706) 645-9291 - Conference ID #80801406.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements regarding future events or developments, our future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future are forward-looking statements with the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties, some of which are outlined below. As a result, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition. The preliminary financial information presented in this press release is based on expectations and may be subject to change. Adjustments to the preliminary financial information set forth in this press release may be identified as a result of, among other things, completion of customary quarterly review and audit procedures.

Such risks, uncertainties and other factors include, among other things: the possibility that the expected synergies, efficiencies and cost savings of the merger with Eclipsys Corporation (“Eclipsys”) will not be realized, or will not be realized within the expected time period; potential difficulties or delays in achieving platform and product integration and the connection and movement of data among hospitals, physicians, patients and others; the risk that the Allscripts and Eclipsys businesses will not be integrated successfully; competition within the industries in which we operate; failure to achieve certification under the Health Information Technology for Economic and Clinical Health Act could result in increased development costs, a breach of some customer obligations and could put us at a competitive disadvantage in the marketplace; the volume and timing of systems sales and installations, the length of sales cycles and the installation process and the possibility that our products will not achieve or sustain market acceptance; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; competitive pressures including product offerings, pricing and promotional activities; our ability to establish and maintain strategic relationships; undetected errors or similar problems in our software products; the outcome of any legal proceeding that has been or may be instituted against us; compliance with existing laws, regulations and industry initiatives and future changes in laws or regulations in the healthcare industry, including possible regulation of our software by the U.S. Food and Drug Administration; the possibility of product-related liabilities; our ability to attract and retain qualified personnel; the implementation and speed of acceptance of the electronic record provisions of the American Recovery and Reinvestment Act of 2009; maintaining our intellectual property rights and litigation involving intellectual property rights; risks related to third-party suppliers and our ability to obtain, use or successfully integrate third-party licensed technology; and breach of our security by third parties. See our Annual Report on Form 10-KT for the seven months ended December 31, 2010 and other public filings with the SEC for a further discussion of these and other risks and uncertainties applicable to our business. The statements herein speak only as of their date and we undertake no duty to update any forward-looking statement whether as a result of new information, future events or changes in expectations.

Allscripts Contacts:

Investors:

Seth Frank

312-506-1213

seth.frank@allscripts.com

Media:

Claire Weingarden

312-447-2442

claire.weingarden@allscripts.com